Exhibit 21.1

                           LIST OF SUBSIDIARIES
                           --------------------
                         (As of November 1, 1997)

Name of Company                                              Percentage Owned
---------------                                              ----------------

THE LTV CORPORATION                                                 Parent
    Georgia Tubing Corporation                                       100%
     Vought Arabia                                                    49%

    Investment Bankers, Inc.                                         100%
     Inmobiliaria Nueva Icacos, S.A. de C.V.                         100%

    Jalcite I, Inc.                                                  100%
     Black River Lime Company                                         25%
     Cliffs and Associates Minted                                   46.5%


    Jones & Laughlin Steel Incorporated                              100%

    Kingsley International Insurance Ltd.                            100%

    LTV Blanking Corporation                                         100%
     TWB Company, L.L.C.                                            11.1%

    LTV Corporation, The (Wyoming)                                   100%

    LTV/EGL Holding Company                                          100%
     L-S Electro-Galvinizing Company                                  60%

    LTV Electro-Galvinizing, Inc.                                    100%

    LTV International, Inc. (f/k/a LTV Holdings, Inc.)               100%
     Reomar, Inc.                                                    100%
        Chateaugay Corporation                                       100%
     Republic Buildings Corporation                                  100%

    LTV International N.V.                                           100%

    LTV Properties, Inc.                                             100%

    LTV Sales Finance Company                                        100%

    LTV Steel Company, Inc.                                          100%
     Aliquippa and Southern Railroad Company                         100%
     Cayman Mineracao do Brazil Lula                                97.5%
     Chicago Short Line Railway Company                              100%
     Crystalane, Inc.                                                100%
     Cuyahoga Valley Railway Company, The                            100%
    Mahoning Valley Railway Company, The                             100%
     Dearborn Leasing Company                                        100%
     Erie B Corporation                                              100%
    LTV Steel Mining Company                                          45%
     Erie I Corporation                                              100%
    LTV Steel Mining Company                                          10%
     Fox Trail, Inc.                                                 100%
    Cayman Mineracao do Brasil Ltda.                                 2.5%
     J&L Empire, Inc.                                                100%
    Empire Iron Mining Partnership                                    25%
     Marquette Range Coal Service Company                           48.5%
     Jalcite II, Inc.                                                100%
    Black River Lime Company                                        12.5%
     Jalore Mining Company, Ltd.                                     100%
     L.A.S. Resources, Inc.                                           53%
     LTV Pickle, Inc.                                                100%
     Monongahela Connecting Railroad Company, The                    100%
     Nemacolin Mines Corporation                                     100%
     Northern Land Company                                            50%
     O'Hare Group, Inc., The                                          10%
     Olga Coal Company                                                53%
     Presque Isle Corporation                                       53.5%
     Processing Technology, Inc.                                    47.6%
     Republic Technology Corporation                                 100%
     Reserve Mining Company                                           50%
     River Terminal Railway Company, The                             100%
     Youngstown Erie Corporation                                     100%
    LTV Steel Mining Company                                          45%
     YST Erie Corporation                                            100%

    LTV Steel de Mexico, Ltd.                                        100%
     Lagermex S.A. de C.V.                                            25%

    LTV Steel Tubular Products Company                               100%

    LTV-Trico, Inc.                                                  100%
     Trico Steel Company, L.L.C.                                      50%

    RepSteel Overseas Finance, N.V.                                  l00%

    Trico Steel Company, Inc.                                        100%

    VP Buildings, Inc. (f/k/a VP Acquisition Company                 100%
     Varco-Pruden Exports, Ltd.                                      100%
     Varco Pruden International, Inc.
         (f/k/a Buildings International Company)                     100%
    VP Buildings - Wisconsin, Inc.                                   100%